UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2008

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Speedway Motorsports, Inc. (the “Company”) established objective criteria for the determination of performance-based incentive compensation for the calendar year ending December 31, 2008 (“2008 Incentive Compensation”) for Messrs. O. Bruton Smith, H.A. Wheeler and William R. Brooks (the “Executive Officers”) pursuant to the Company’s Incentive Compensation Plan (the “Incentive Plan”). The 2008 Incentive Compensation will be awarded pursuant to the terms of the Incentive Plan.

The specific annual performance goals for the Executive Officers are based upon the achievement of earnings per share levels, as defined by the Compensation Committee in accordance with the Incentive Plan. The performance period is calendar year 2008. The 2008 Incentive Compensation, if any, will be paid to each Executive Officer based upon the Company achieving a target earnings per share of $2.50, calculated in accordance with the Incentive plan, for calendar year 2008. Upon the achievement of the specified earnings per share target, Mr. Smith will be eligible for an Incentive Compensation payment equal to 3.0 times his 2008 base salary, and Messrs. Wheeler and Brooks will be eligible for an Incentive Compensation payment equal to 2.0 times their 2008 base salary. The amount of Incentive Compensation each Executive Officer is eligible to receive will be increased or decreased in proportion to the Company’s earnings per share achieved in relation to the target earnings per share established by the Compensation Committee, all in accordance with the terms of the Incentive Plan. No 2008 Incentive Compensation payments will be made if defined earnings per share achieved is less than 80% of the earnings per share target.

The Compensation Committee also approved a grant of performance-based restricted shares of the Company’s common stock under the Company’s 2004 Stock Incentive Plan (the “Stock Incentive Plan”). Each of Messrs. Wheeler, Brooks and Marcus G. Smith were awarded 7,000 performance-based restricted shares of the Company’s common stock. As provided in the Stock Incentive Plan, this restricted stock award generally remains subject to forfeiture and restrictions on transferability for three years from the date of grant. This award is also subject to forfeiture, in whole or in part, based on achievement of defined earnings per share of $2.50, calculated in accordance with the Stock Incentive Plan, for calendar year 2008. All of the restricted shares will be forfeited if defined earnings per share achieved is less than 80% of the earnings per share target and partial forfeiture will occur in proportion to earnings per share achieved between 80% of the target and the target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: April 2, 2008
	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel